FIRST AMENDING AGREEMENT
(First Insurance Funding of Canada Inc.)
This First Amending Agreement made as of December 15, 2015.
B E T W E E N:
FIRST INSURANCE FUNDING OF CANADA INC.
(hereinafter referred to as the “Seller” or the “Servicer”)
- and -
CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST,
(hereinafter referred to as the “Purchaser”)
RECITALS:
WHEREAS the parties hereto are parties to a receivables purchase agreement dated as of December 16, 2014 (the “RPA”);
AND WHEREAS the parties hereto have agreed to amend the RPA;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments

(a)	The definition of “Commitment Maturity Date” in Section 1.1 of the RPA is amended by deleting the reference to “December 15, 2015” in such definition and replacing it with “December 15, 2017”.

(b)	The definition of “Eligible Receivable” in Section 1.1 of the RPA is amended by deleting the last paragraph of such definition and replacing it with the following:
In addition, the Seller may, from time to time, designate any Receivable that otherwise constitutes an “Eligible Receivable” as ineligible for purposes of this Agreement, provided that such designation does not result in a Deficiency Amount, and at all times thereafter such Receivable shall not constitute an “Eligible Receivable” hereunder.

(c)	The definition of “Facility Limit” in Section 1.1 of the RPA is amended by deleting the reference to “$150,000,000” in such definition and replacing it with “$160,000,000”.

(d)	The definition of “Net Contract Value Balance” in Section 1.1 of the RPA is amended by adding the following at the end of such definition:
For purposes of subsection (b) of the foregoing definition, if all or part of a Financed Insurance Policy issued to an Obligor is placed by a managing general agent (“MGA-Placed Policy”) with two or more Carriers, then all of such MGA-Placed Policy shall be deemed to have been placed with the Carrier in respect of which the largest amount of MGA-Placed Policy was placed.

2.	General

(a)	This First Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	This First Amending Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)
This First Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have caused this First Amending Agreement to be executed by their respective duly authorized officers as of the date first above written.

FIRST INSURANCE FUNDING OF CANADA INC.
By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Senior EVP

By:	/s/Mark Steenberg
Name: Mark Steenberg
Title: Vice Chairman

CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST, by its Financial Services Agent, ROYAL BANK OF CANADA
By:	/s/Nur Khan
Name: Nur Khan
Title: Managing Director

By:	/s/Ian Benaiah
Name: Ian Benaiah
Title: Authorized Signatory

Signature Page to First Amending Agreement - RBC/First Insurance RPA